UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2012

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2012, Endeavour International Corporation (the "Company"), and its wholly owned subsidiary, Endeavour Energy UK Limited, entered into a Consent and Fourth Amendment to Credit Agreement, U.S. Security Agreement and Subsidiaries Guaranty (the "Amendment") with Cyan Partners, LP, as administrative agent, and certain lenders party thereto (the "Senior Term Loan").

The primary provisions of the Amendment include the (i) consent and approval for the Company to issue up to $500 million of senior unsecured notes, (ii) exclusion of up to $500 million of senior unsecured notes, if any, from certain financial covenants and (iii) amendments to certain existing financial covenants, including a reduction in the minimum consolidated EBITDAX requirement to $20,000,000 for each of the test periods ended December 31, 2011 and March 31, 2012 and an extension of the increase in the minimum PDP coverage ratio from 0.25:1.00 to 0.50:100 after March 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

January 20, 2012	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer